UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	October 17, 2011

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
#507, 837 West Hastings Street, Vancouver, BC	V6C 3N6
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(604) 685-1017

1224 Mill Street, Bldg 2 – Suite 117, East Berlin, CT 06023
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

On October 17, 2011, the Registrant announced that it had filed a preliminary proxy statement with the SEC whereby it is proposing to call a meeting of shareholders in the near future.  Shareholders will be asked to vote on the appointment of directors and auditor, and to approve the 2011 Stock Option Plan.  In addition, shareholders will be asked to vote to approve an alteration of the Registrant’s share capital by way of a reverse stock split by on a one new share for fifteen old shares basis.  The Registrant will also be seeking approval to a change of name to “Oculus VisionTech Inc.”.

The purpose of the reverse stock split is to allow flexibility in the Registrant’s capital structure and financing plans in the future as a decreased number of issued shares will make the Registrant more attractive to prospective investors.  There is no guarantee that the Registrant will be successful in raising the financing by the issuance of equity shares.

The proposed reverse stock split is not the first step in a “going private” transaction, nor are there any plans to go private.  The proposed reverse stock split of the issued share capital could have the effect of delaying or preventing a change of control of the Registrant.  It is not currently the Registrant’s intention to propose other anti-takeover measures in future proxy solicitations.  Management is not aware of any effort to accumulate our securities or to obtain control by means of a merger, tender offer, solicitation in opposition to current management or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :  October 17, 2011

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

USA Video Interactive Provides Corporate Update

Vancouver, British Columbia – October 17, 2011

USA Video Interactive Corporation (NASDAQ; OTCBB: USVO; TSX: US; BSE/Frankfurt: USF) announces that it has filed a preliminary proxy statement with the SEC whereby it is proposing to call a meeting of shareholders in the near future.  Shareholders will be asked to vote on the appointment of directors and auditor, and to approve the 2011 Stock Option Plan.  In addition, shareholders will be asked to vote to approve an alteration of the Company’s share capital by way of a reverse stock split by on a one new share for fifteen old shares basis.  The Company will also be seeking approval to a change of name to “Oculus VisionTech Inc.”.

The purpose of the reverse stock split is to allow flexibility in the Company’s capital structure and financing plans in the future as a decreased number of issued shares will make the Company more attractive to prospective investors.  There is no guarantee that the Company will be successful in raising the financing by the issuance of equity shares.

The proposed reverse stock split is not the first step in a “going private” transaction, nor are there any plans to go private.  The proposed reverse stock split of the issued share capital could have the effect of delaying or preventing a change of control of the Company.  It is not currently the Company’s intention to propose other anti-takeover measures in future proxy solicitations.  Management is not aware of any effort to accumulate our securities or to obtain control by means of a merger, tender offer, solicitation in opposition to current management or otherwise.

The proposed reverse stock split is subject to regulatory approval.

About USVO: USA Video Interactive Corporation (USVO) designs and markets technology for delivery of digital media. USVO developed its MediaEscort™, MediaSentinel™ and SmartMark™ digital watermarking products and technologies to provide a robust means for producers and distributors to invisibly protect their content. For more information, visit www.usvo.com. For All Press Inquires:  Please call (604) 685-1017.

USA Video Interactive Corporate Headquarters Office: #507 – 837 West Hastings Street, Vancouver, BC V6C 3N6, Telephone (604) 685-1017; Fax: (604) 685-5777. Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange: US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF. CUSIP 902924208. For more information contact (604) 685-1017 or contact@usvo.com.

The press release may contain forward-looking statements. Actual results may differ materially from those projected in any forward-looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described. MediaEscort, MediaSentinel and SmartMark are trademarks of USA Video Interactive Corp. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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